   As filed with the Securities and Exchange Commission on October 21, 1996.
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ___________________

                             Inference Corporation
             (Exact name of registrant as specified in its charter)
                              ___________________

          Delaware                                              95-3436352
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               Identification No.)

                   100 Rowland Way, Novato, California 94945
                    (Address of principal executive offices)

                   AMENDED AND RESTATED INFERENCE CORPORATION
                             1993 STOCK OPTION PLAN
                            (Full title of the plan)

                               William D. Griffin
          Senior Vice President, Chief Financial Officer and Secretary
                   100 Rowland Way, Novato, California 94945
                    (Name and address of agent for service)
                              ___________________

  Telephone number, including area code, of agent for service:  (415) 893-7200
                              ___________________

                       CALCULATION  OF REGISTRATION  FEE

----------------------------------------------------------------------------------------------
                                                   Proposed         Proposed
                                                    maximum         maximum
Title of                             Amount        offering        aggregate       Amount of
securities                           to be           price         offering       registration
to be registered                   registered      per share         price            fee
----------------------------------------------------------------------------------------------
Class A Common Stock,             500,000/(1)/    $19.125/(2)/    $9,562,500/(2)/    $3,298/(2)/
par value $0.01                   shares
per share
-----------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus, and, pursuant to Rule 416 under the Securities Act of 1933, an indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(c) and Rule 457(h) and based upon the closing price of the Registrant's Class A Common Stock as reported on The NASDAQ National Market as of October 22, 1996 (the last sale on any date within five business days prior to the date of filing hereof).

================================================================================

                                    PART II

                           INCORPORATION BY REFERENCE

                The contents of the Company's Registration Statement on Form S-8 (No. 333-1416), as amended by Post-Effective Amendment No. 1 thereto, heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference.


                     REGISTRATION OF ADDITIONAL SECURITIES

      INCREASE IN SHARES ISSUABLE PURSUANT TO THE 1993 PLAN

                Pursuant to General Instruction E of Form S-8, this Registration Statement relates to an amendment ("Amendment") to the Amended and Restated Inference Corporation 1993 Stock Option Plan (the "Plan") pursuant to which the number of shares of Class A Common Stock issuable thereunder was increased by 500,000 and to the registration of such additional shares of Class A Common Stock such that the aggregate number of shares of Class A Common Stock registered for issuance under the Plan, after the effectiveness of this Registration Statement, will be 1,286,558.

                The Amendment was approved by the Company's Board of Directors on March 28, 1996 and was approved by the Company's stockholders at the Company's Annual Meeting on July 2, 1996.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 8.  EXHIBITS

                See the attached Exhibit Index.

                                   SIGNATURES

                The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on October 21, 1996.


                                    INFERENCE CORPORATION


                                    By:  /s/ WILLIAM D. GRIFFIN
                                         -------------------------------------
                                         William D. Griffin
                                    Its: Director, Senior Vice President,
                                         Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

                Each person whose signature appears below constitutes and appoints Peter R. Tierney and William D. Griffin, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                         Title                         Date
---------------------   -------------------------------------   ----------------

/s/ PETER R. TIERNEY    Chairman of the Board, President        October 21, 1996
---------------------   and Chief Executive Officer
Peter R. Tierney        (Principal Executive Officer)

/s/ WILLIAM D. GRIFFIN  Director, Senior Vice President,        October 21, 1996
----------------------  Chief Financial Officer and
William D. Griffin      Secretary (Principal
                        Financial and Accounting Officer)

/s/ ANTHONY SUN         Director                                October 21, 1996
---------------------
Anthony Sun

/s/ CHARLES S. GIBSON   Director                                October 21, 1996
---------------------
Charles S. Gibson

/s/ ERIC HERR           Director                                October 21, 1996
---------------------
Eric Herr

/s/ DEAN O. ALLEN       Director                                October 21, 1996
---------------------
Dean O. Allen

                                 EXHIBIT INDEX


 Exhibit                                                     Sequentially
  Number                      Description                    Numbered Page
--------                      -----------                    -------------
   5.1       Opinion of Counsel (opinion re legality).
   23.1      Consent of Ernst & Young LLP (Consent of
             Independent Accountants of the Registrant).
   23.2      Consent of Counsel (included in Exhibit 5.1).
   24.1      Power of Attorney (included on the Signature
             Page).
